Exhibit 99.1

Actuant Reports Record First Quarter Results, Raises Full Year Guidance


    MILWAUKEE--(BUSINESS WIRE)--Dec. 19, 2007--Actuant Corporation (NYSE: ATU) today announced record sales and earnings for its first quarter ended November 30, 2007.

    Highlights

    -- Record sales of $415 million, a 21% increase over the prior year, with 3% core sales growth (total sales less the impact of foreign currency rate changes and business acquisitions).

    -- 27% year-over-year improvement in diluted earnings per share ("EPS"), excluding restructuring charges, to $0.52 for the quarter.

    -- EBITDA margin expansion of 130 basis points, excluding restructuring charges.

    -- Seasonally strong cash generated from operations of approximately $27 million.

    --  Completed the acquisition of Templeton, Kenly & Co. (TK
        Simplex), broadening the Industrial segment product offering.

    -- Completed two-for-one split of the Company's common stock effective November 8, 2007.

    Robert Arzbaecher, President and CEO of Actuant commented, "Actuant is off to a solid start in fiscal 2008 with core sales growth slightly ahead of expectations and excellent conversion to earnings. Robust Industrial segment sales as well as continued strength in the European truck market had a favorable impact on our core sales growth in the quarter. These results reinforce the benefits of Actuant's end market, geographic and customer diversification. Excluding restructuring charges, first quarter EPS increased 27% from last year, driven by higher sales, the benefit of acquisitions and margin expansion. We were especially pleased with the breadth of the year-over-year EBITDA margin increase as all of our business segments contributed to the improvement."

    Consolidated Results

    First quarter sales increased 21% to $415 million from $343 million in the prior year, reflecting the combination of core growth, business acquisitions and the weaker US dollar. Excluding the impact of foreign currency rate changes (5%) and acquisitions (13%), core sales growth was 3%. Both the Industrial and Engineered Products segments generated double digit core sales growth.

    Excluding European Electrical restructuring charges, operating margins in the first quarter improved 90 basis points, to 13.6% from 12.7% in the prior year. Higher gross profit margins as well as controlled selling, administrative and engineering spending were the primary drivers. The gross profit margin expansion reflects higher volume, favorable sales mix and the Company's continuous improvement initiatives including Lean Enterprise Across Discipline (LEAD).

    First quarter fiscal 2008 net earnings and EPS were $27.4 million and $0.43, respectively, compared to prior year net earnings and EPS of $25.1 million and $0.41, respectively. Fiscal 2008 first quarter results include a $5.5 million ($0.09 per diluted share) charge covering a portion of the Company's previously announced European Electrical restructuring, versus $0.1 million in the first quarter of fiscal 2007. Excluding these restructuring charges, first quarter EPS increased 27% year-over-year from $0.41 to $0.52. (See attached reconciliation of GAAP to non-GAAP measures for earnings, EPS and EBITDA).

    Segment Results

    Industrial Segment

    (US $ in millions)
                                                   Three Months Ended
                                                      November 30,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Sales                                                $137.1    $103.9
Operating Profit                                      $38.0     $29.0
Operating Profit %                                     27.7%     27.9%


    First quarter fiscal 2008 Industrial segment sales increased 32% to $137 million. Excluding currency translation and acquisitions, Industrial segment core sales grew 11% driven by continued strong global demand in both the joint integrity and high-force hydraulic tool product lines. First quarter operating profit margins benefited from the higher volumes, price increases and operating efficiencies. However, they declined 20 basis points from the prior year due to acquisition mix and higher intangible asset amortization.

    Electrical Segment

    (US $ in millions)

                                                   Three Months Ended
                                                      November 30,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Sales                                                $134.0    $122.0
Operating Profit (1)                                  $10.4      $9.4
Operating Profit %                                      7.8%      7.7%


    (1) Excludes European Electrical restructuring charges of $5.5 million and $0.1 million for the three months ended November 30, 2007 and 2006, respectively.

    Fiscal 2008 first quarter Electrical segment sales increased 10% to $134 million due to favorable foreign currency exchange rate changes and the acquisition of BH Electronics (July 2007). Core sales declined 3% due primarily to the impact of weaker European demand and lower OEM transformer sales. Excluding restructuring charges, electrical segment operating profit margin improved to 7.8% in the quarter from 7.7% in the prior year. The Company is on track to complete the previously announced European Electrical restructuring by the end of the second quarter of fiscal 2008.

    Actuation Systems Segment

    (US $ in millions)

                                                   Three Months Ended
                                                      November 30,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Sales                                                $112.9    $105.7
Operating Profit                                      $10.1      $8.6
Operating Profit %                                      8.9%      8.2%


    Actuation Systems segment first quarter fiscal 2008 sales increased 7% to $113 million. Core sales grew 1% in the quarter as increased demand from the Company's recreational vehicle ("RV") and European and Asian truck customers was partially offset by declines in both the automotive and North American truck markets. The decline in North American truck was the result of the prior year emissions related pre-buy, while automotive sales declined due to new platform launches in the prior year. Operating profit margins improved 70 basis points compared to last year due primarily to the benefit of profit improvement actions and product line mix.

    Engineered Products Segment

    (US $ in millions)


                                                   Three Months Ended
                                                      November 30,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Sales                                                 $31.2     $11.4
Operating Profit                                       $4.2      $1.7
Operating Profit %                                     13.6%     14.5%


    Fiscal 2008 first quarter Engineered Products segment sales increased to $31 million from $11 million in the prior year reflecting both 19% core sales growth and the acquisition of Maxima in December 2006. The operating profit margin of 13.6% in the first quarter includes base business margin expansion, which was more than offset by unfavorable acquisition mix.

    Financial Position

    Net debt at November 30, 2007 was $505 million (total debt of $574 million less $69 million of cash), an increase of $30 million from the beginning of the quarter. Strong cash flow in the quarter was used to fund the $47 million investment in TK Simplex as well as $9 million of capital expenditures. Actuant's first quarter cash flow was impacted by seasonal trends including working capital growth and the payment of prior year employee incentive compensation.

    Outlook

    The Company also announced that it has increased its full year sales and earnings guidance and provided guidance for the second quarter of fiscal 2008. Arzbaecher stated, "We expect second quarter sales and EPS to be lower than the first quarter due to normal seasonality, but do anticipate year-over-year growth. Excluding future acquisition activity and European Electrical restructuring charges, we are projecting second quarter sales and EPS to be in the range of $385
- 395 million, and $0.39-0.42 per share, respectively."

    Arzbaecher continued "Our full year fiscal 2008 sales and earnings outlook, excluding future acquisitions and European Electrical restructuring charges, is being increased to reflect actual first quarter results, the weaker US dollar and current business conditions. Our increased guidance is for sales and EPS in the range of $1.625-1.660 billion and $1.95-2.05 per share, respectively. This translates to 13-18% EPS growth over the $1.73 fiscal 2007 EPS, excluding 2007 tax gains and European Electrical restructuring charges. We are pleased with our first quarter performance and remain committed to delivering outstanding customer and shareholder value."

    Conference Call Information

    An investor conference call is scheduled for 10am CST today, December 19, 2007. Webcast information and conference call materials will be made available on the Actuant company website
(www.actuant.com) prior to the start of the call.

    Safe Harbor Statement

    Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant's results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company's new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company's Form 10-K filed with the Securities and Exchange Commission for further information regarding risk factors.

    About Actuant

    Actuant, headquartered in Butler, Wisconsin, is a diversified industrial company with operations in more than 30 countries. The Actuant businesses are market leaders in highly engineered position and motion control systems and branded hydraulic and electrical tools and supplies. Since its creation through a spin-off in 2000, Actuant has grown its sales from $482 million to $1.5 billion and its market capitalization from $113 million to over $1.8 billion. The Company employs a workforce of more than 7,500 worldwide. Actuant Corporation trades on the NYSE under the symbol ATU. For further information on Actuant and its business units, visit the Company's website at www.actuant.com.

    (tables follow)


                         Actuant Corporation
                Condensed Consolidated Balance Sheets
                        (Dollars in thousands)
                             (Unaudited)

                                              November 30, August 31,
                                                  2007        2007
                                              ------------ -----------

ASSETS
Current assets
  Cash and cash equivalents                       $68,741     $86,680
  Accounts receivable, net                        224,419     194,775
  Inventories, net                                218,412     197,539
  Deferred income taxes                            14,516      14,827
  Other current assets                             12,498      11,459
                                              ------------ -----------
    Total current assets                          538,586     505,280

Property, plant and equipment, net                125,005     122,817
Goodwill                                          624,252     599,841
Other intangible assets, net                      280,778     260,418
Other long-term assets                             10,052      12,420
                                              ------------ -----------

    Total assets                               $1,578,673  $1,500,776
                                              ============ ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term borrowings                              $134          $-
  Trade accounts payable                          159,464     153,205
  Accrued compensation and benefits                40,863      52,345
  Income taxes payable                             32,357      20,309
  Current maturities of long-term debt                 33         519
  Other current liabilities                        77,198      64,449
                                              ------------ -----------
    Total current liabilities                     310,049     290,827

Long-term debt, less current maturities           573,267     561,138
Deferred income taxes                             110,412     103,589
Pension and postretirement benefit accruals        23,222      27,437
Other long-term liabilities                        24,235      17,864

Shareholders' equity
  Capital stock                                    11,152       5,535
  Additional paid-in capital                     (336,610)   (343,655)
  Accumulated other comprehensive income
   (loss)                                          19,768      12,876
  Stock held in trust                              (1,939)     (1,744)
  Deferred compensation liability                   1,939       1,744
  Retained earnings                               843,178     825,165
                                              ------------ -----------
    Total shareholders' equity                    537,488     499,921
                                              ------------ -----------

Total liabilities and shareholders' equity     $1,578,673  $1,500,776
                                              ============ ===========


                         Actuant Corporation
            Condensed Consolidated Statements of Earnings
           (Dollars in thousands except per share amounts)
                             (Unaudited)


                                                   Three Months Ended
                                                      November 30,
                                                   -------------------
                                                     2007      2006
                                                   -------------------

Net sales                                          $415,143  $342,983
Cost of products sold                               274,309   229,938
                                                   -------------------
  Gross profit                                      140,834   113,045

Selling, administrative and engineering expenses     81,296    67,154
Restructuring charge                                  5,521       109
Amortization of intangible assets                     3,257     2,253
                                                   -------------------
  Operating profit                                   50,760    43,529

Financing costs, net                                  9,300     6,841
Other (income) expense, net                          (1,110)      217
                                                   -------------------
  Earnings from operations before income
  tax expense and minority interest                  42,570    36,471

Income tax expense                                   15,149    11,379
Minority interest, net of income taxes                   (6)      (10)
                                                   -------------------

Net earnings                                        $27,427   $25,102
                                                   ===================


Earnings per share
  Basic                                               $0.49     $0.46
  Diluted                                              0.43      0.41

Weighted average common shares outstanding
  Basic                                              55,609    54,600
  Diluted                                            64,654    63,434



                         Actuant Corporation
           Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                             (Unaudited)


                                       Three Months Ended November 30,
                                       -------------------------------
                                            2007            2006
                                       --------------- ---------------

Operating Activities
Net earnings                                  $27,427         $25,102
Adjustments to reconcile net earnings
 to net cash provided by operating
 activities:
  Depreciation and amortization                10,464           7,877
  Amortization of debt discount and
   debt issuance costs                            453             382
  Stock-based compensation expense              1,603           1,417
  Provision for deferred income taxes           6,386          (2,917)
  Loss/(gain) on disposal of assets              (261)            122
  Other                                          (166)              -
  Changes in operating assets and
   liabilities, excluding the effects
   of the business acquisitions
    Accounts receivable                       (22,767)        (14,210)
    Increase in AR securitization
     program                                    4,924           3,152
    Inventories                                (7,024)         (6,357)
    Prepaid expenses and other assets            (459)         (1,372)
    Trade accounts payable                        238          (5,755)
    Income taxes payable                        2,452           5,377
    Other accrued liabilities                   4,047          (5,075)
                                       --------------- ---------------
Net cash provided by operating
 activities                                    27,317           7,743

Investing Activities
Proceeds from sale of property, plant
 and equipment                                  8,321           2,789
Capital expenditures                           (9,036)         (6,516)
Business acquisition, net of cash
 acquired                                     (47,437)            273
                                       --------------- ---------------
Net cash used in investing activities         (48,152)         (3,454)

Financing Activities
Net borrowings (repayments) on
 revolving credit facilities and
 short-term borrowings                            134          (1,860)
Principal repayments on term loans               (994)              -
Cash dividend                                  (2,221)         (2,187)
Proceeds from early termination of
 interest rate swap                             1,407               -
Tax benefit from stock-based
 compensation                                   1,087               -
Other                                             926             114
                                       --------------- ---------------
Net cash provided by (used in)
 financing activities                             339          (3,933)

Effect of exchange rate changes on
 cash                                           2,557             571
                                       --------------- ---------------
Net increase (decrease) in cash and
 cash equivalents                             (17,939)            927
Cash and cash equivalents - beginning
 of period                                     86,680          25,659
                                       --------------- ---------------
Cash and cash equivalents - end of
 period                                       $68,741         $26,586
                                       =============== ===============



ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
(Dollars in thousands)


                                       FISCAL 2007
                   ---------------------------------------------------
                      Q1        Q2        Q3        Q4        TOTAL
                   ---------------------------------------------------
SALES
  INDUSTRIAL
   SEGMENT         $103,935   $96,501  $115,852  $122,855    $439,143
  ELECTRICAL
   SEGMENT          122,017   123,599   127,653   132,439     505,708
  ACTUATION
   SYSTEMS SEGMENT  105,654    97,656   111,768   104,367     419,445
  ENGINEERED
   PRODUCTS
   SEGMENT           11,377    23,264    29,817    29,994      94,452
                   ---------------------------------------------------
    TOTAL          $342,983  $341,020  $385,090  $389,655  $1,458,748
                   ===================================================

% SALES GROWTH
  INDUSTRIAL
   SEGMENT               31%       34%       34%       22%         30%
  ELECTRICAL
   SEGMENT               16%       17%       17%       18%         17%
  ACTUATION
   SYSTEMS SEGMENT       19%       11%        2%        4%          9%
  ENGINEERED
   PRODUCTS
   SEGMENT                7%      120%      157%      159%        112%
    TOTAL                21%       24%       22%       20%         21%

OPERATING PROFIT
  INDUSTRIAL
   SEGMENT          $28,958   $24,203   $33,259   $34,865    $121,285
  ELECTRICAL
   SEGMENT            9,357     9,535    10,341    10,851      40,084
  ACTUATION
   SYSTEMS SEGMENT    8,614     7,954    10,994     9,562      37,124
  ENGINEERED
   PRODUCTS
   SEGMENT            1,653     3,088     4,069     4,644      13,454
  CORPORATE /
   GENERAL           (4,944)   (4,105)   (5,756)   (6,274)    (21,079)
                   ---------------------------------------------------
    TOTAL -
     EXCLUDING
     RESTRUCTURING
     CHARGE         $43,638   $40,675   $52,907   $53,648    $190,868
  EUROPEAN
   ELECTRICAL
   RESTRUCTURING
   CHARGE              (109)   (3,776)     (434)   (1,076)     (5,395)
                   ---------------------------------------------------
    TOTAL           $43,529   $36,899   $52,473   $52,572    $185,473
                   ===================================================

OPERATING PROFIT %
  INDUSTRIAL
   SEGMENT             27.9%     25.1%     28.7%     28.4%       27.6%
  ELECTRICAL
   SEGMENT              7.7%      7.7%      8.1%      8.2%        7.9%
  ACTUATION
   SYSTEMS SEGMENT      8.2%      8.1%      9.8%      9.2%        8.9%
  ENGINEERED
   PRODUCTS
   SEGMENT             14.5%     13.3%     13.6%     15.5%       14.2%
    TOTAL
     (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE            12.7%     11.9%     13.7%     13.8%       13.1%

EBITDA
  INDUSTRIAL
   SEGMENT          $31,356   $26,475   $35,738   $39,156    $132,725
  ELECTRICAL
   SEGMENT           11,543    11,404    12,355    13,501      48,803
  ACTUATION
   SYSTEMS SEGMENT   11,339    10,928    14,179    12,547      48,993
  ENGINEERED
   PRODUCTS
   SEGMENT            1,904     3,986     4,962     5,780      16,632
  CORPORATE /
   GENERAL           (4,844)   (4,028)   (5,822)   (6,350)    (21,044)
                   ---------------------------------------------------
    TOTAL -
     EXCLUDING
     RESTRUCTURING
     CHARGE         $51,298   $48,765   $61,412   $64,634    $226,109
  EUROPEAN
   ELECTRICAL
   RESTRUCTURING
   CHARGE              (109)   (3,776)     (434)   (1,076)     (5,395)
                   ---------------------------------------------------
    TOTAL           $51,189   $44,989   $60,978   $63,558    $220,714
                   ===================================================

EBITDA %
  INDUSTRIAL
   SEGMENT             30.2%     27.4%     30.8%     31.9%       30.2%
  ELECTRICAL
   SEGMENT              9.5%      9.2%      9.7%     10.2%        9.7%
  ACTUATION
   SYSTEMS SEGMENT     10.7%     11.2%     12.7%     12.0%       11.7%
  ENGINEERED
   PRODUCTS
   SEGMENT             16.7%     17.1%     16.6%     19.3%       17.6%
    TOTAL
     (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE            15.0%     14.3%     15.9%     16.6%       15.5%


                                       FISCAL 2008
                   ---------------------------------------------------
                      Q1        Q2        Q3        Q4        TOTAL
                   ---------------------------------------------------
SALES
  INDUSTRIAL
   SEGMENT         $137,089                                  $137,089
  ELECTRICAL
   SEGMENT          133,962                                   133,962
  ACTUATION
   SYSTEMS SEGMENT  112,899                                   112,899
  ENGINEERED
   PRODUCTS
   SEGMENT           31,193                                    31,193
                   ---------------------------------------------------
    TOTAL          $415,143                                  $415,143
                   ===================================================

% SALES GROWTH
  INDUSTRIAL
   SEGMENT               32%                                       32%
  ELECTRICAL
   SEGMENT               10%                                       10%
  ACTUATION
   SYSTEMS SEGMENT        7%                                        7%
  ENGINEERED
   PRODUCTS
   SEGMENT              174%                                      174%
    TOTAL                21%                                       21%

OPERATING PROFIT
  INDUSTRIAL
   SEGMENT          $37,976                                   $37,976
  ELECTRICAL
   SEGMENT           10,426                                    10,426
  ACTUATION
   SYSTEMS SEGMENT   10,059                                    10,059
  ENGINEERED
   PRODUCTS
   SEGMENT            4,235                                     4,235
  CORPORATE /
   GENERAL           (6,415)                                   (6,415)
                   ---------------------------------------------------
    TOTAL -
     EXCLUDING
     RESTRUCTURING
     CHARGE         $56,281                                   $56,281
  EUROPEAN
   ELECTRICAL
   RESTRUCTURING
   CHARGE            (5,521)                                   (5,521)
                   ---------------------------------------------------
    TOTAL           $50,760                                   $50,760
                   ===================================================

OPERATING PROFIT %
  INDUSTRIAL
   SEGMENT             27.7%                                     27.7%
  ELECTRICAL
   SEGMENT              7.8%                                      7.8%
  ACTUATION
   SYSTEMS SEGMENT      8.9%                                      8.9%
  ENGINEERED
   PRODUCTS
   SEGMENT             13.6%                                     13.6%
    TOTAL
     (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE            13.6%                                     13.6%

EBITDA
  INDUSTRIAL
   SEGMENT          $42,570                                   $42,570
  ELECTRICAL
   SEGMENT           13,226                                    13,226
  ACTUATION
   SYSTEMS SEGMENT   13,292                                    13,292
  ENGINEERED
   PRODUCTS
   SEGMENT            5,399                                     5,399
  CORPORATE /
   GENERAL           (6,632)                                   (6,632)
                   ---------------------------------------------------
    TOTAL -
     EXCLUDING
     RESTRUCTURING
     CHARGE         $67,855                                   $67,855
  EUROPEAN
   ELECTRICAL
   RESTRUCTURING
   CHARGE            (5,521)                                   (5,521)
                   ---------------------------------------------------
    TOTAL           $62,334                                   $62,334
                   ===================================================

EBITDA %
  INDUSTRIAL
   SEGMENT             31.1%                                     31.1%
  ELECTRICAL
   SEGMENT              9.9%                                      9.9%
  ACTUATION
   SYSTEMS SEGMENT     11.8%                                     11.8%
  ENGINEERED
   PRODUCTS
   SEGMENT             17.3%                                     17.3%
    TOTAL
     (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE            16.3%                                     16.3%


    Note: All prior periods have been restated to include Milwaukee Cylinder as part of the Industrial Segment. Previously this business was part of the Engineered Products Segment.


ACTUANT CORPORATION
Reconciliation of GAAP measures to non-GAAP measures
(Dollars in thousands, except for per share amounts)


                                       FISCAL 2007
                   ---------------------------------------------------
                      Q1        Q2        Q3        Q4        TOTAL
                   ---------------------------------------------------

NET EARNINGS
 EXCLUDING
 RESTRUCTURING
 CHARGE AND TAX
 ADJUSTMENTS /
 CREDITS (1)
  NET EARNINGS
   (GAAP MEASURE)   $25,102    $18,919   $29,580  $31,351    $104,952
    RESTRUCTURING
     CHARGES, NET
     OF TAX
     BENEFIT            109      2,926       434    1,076       4,545
    TAX
     ADJUSTMENTS /
     CREDITS              -          -         -   (1,580)     (1,580)
                   ---------------------------------------------------
  TOTAL (NON-GAAP
   MEASURE)         $25,211    $21,845   $30,014  $30,847    $107,917
                   ===================================================

DILUTED EARNINGS
 PER SHARE
 EXCLUDING
 RESTRUCTURING
 CHARGE AND TAX
 ADJUSTMENTS /
 CREDITS (1)
  NET EARNINGS
   (GAAP MEASURE)     $0.41      $0.31     $0.47    $0.50       $1.69
    RESTRUCTURING
     CHARGES, NET
     OF TAX
     BENEFIT              -       0.05      0.01     0.02        0.07
    TAX
     ADJUSTMENTS /
     CREDITS              -          -         -    (0.02)      (0.02)
                   ---------------------------------------------------
  TOTAL (NON-GAAP
   MEASURE)           $0.41      $0.35     $0.48    $0.49       $1.73
                   ===================================================

EBITDA (2)
  NET EARNINGS
   (GAAP MEASURE)   $25,102    $18,919   $29,580  $31,351    $104,952
    FINANCING
     COSTS, NET       6,841      8,268     9,076    8,816      33,001
    INCOME TAX
     EXPENSE         11,379      8,956    13,146   13,300      46,781
    DEPRECIATION &
     AMORTIZATION     7,877      8,844     9,165   10,137      36,023
    MINORITY
     INTEREST, NET
     OF INCOME TAX      (10)         2        11      (46)        (43)
                   ---------------------------------------------------
    EBITDA (NON-
     GAAP MEASURE)  $51,189    $44,989   $60,978  $63,558    $220,714
    EUROPEAN
     ELECTRICAL
     RESTRUCTURING
     CHARGE             109      3,776       434    1,076       5,395
                   ---------------------------------------------------
    EBITDA (NON-
     GAAP MEASURE)
     - EXCLUDING
     RESTRUCTURING
     CHARGE         $51,298    $48,765   $61,412  $64,634    $226,109
                   ===================================================


                                       FISCAL 2008
                   ---------------------------------------------------
                      Q1        Q2        Q3        Q4        TOTAL
                   ---------------------------------------------------

NET EARNINGS
 EXCLUDING
 RESTRUCTURING
 CHARGE AND TAX
 ADJUSTMENTS /
 CREDITS (1)
  NET EARNINGS
   (GAAP MEASURE)   $27,427                                   $27,427
    RESTRUCTURING
     CHARGES, NET
     OF TAX
     BENEFIT          5,521                                     5,521
    TAX
     ADJUSTMENTS /
     CREDITS              -                                         -
                   ---------------------------------------------------
  TOTAL (NON-GAAP
   MEASURE)         $32,948                                   $32,948
                   ===================================================

DILUTED EARNINGS
 PER SHARE
 EXCLUDING
 RESTRUCTURING
 CHARGE AND TAX
 ADJUSTMENTS /
 CREDITS (1)
  NET EARNINGS
   (GAAP MEASURE)     $0.43                                     $0.43
    RESTRUCTURING
     CHARGES, NET
     OF TAX
     BENEFIT           0.09                                      0.09
    TAX
     ADJUSTMENTS /
     CREDITS              -                                         -
                   ---------------------------------------------------
  TOTAL (NON-GAAP
   MEASURE)           $0.52                                     $0.52
                   ===================================================

EBITDA (2)
  NET EARNINGS
   (GAAP MEASURE)   $27,427                                   $27,427
    FINANCING
     COSTS, NET       9,300                                     9,300
    INCOME TAX
     EXPENSE         15,149                                    15,149
    DEPRECIATION &
     AMORTIZATION    10,464                                    10,464
    MINORITY
     INTEREST, NET
     OF INCOME TAX       (6)                                       (6)
                   ---------------------------------------------------
    EBITDA (NON-
     GAAP MEASURE)  $62,334                                   $62,334
    EUROPEAN
     ELECTRICAL
     RESTRUCTURING
     CHARGE           5,521                                     5,521
                   ---------------------------------------------------
    EBITDA (NON-
     GAAP MEASURE)
     - EXCLUDING
     RESTRUCTURING
     CHARGE         $67,855                                   $67,855
                   ===================================================


(1)Net earnings and diluted earnings per share excluding restructuring charges and income tax adjustments / credits represent net earnings and diluted earnings per share per the Consolidated Statement of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures should not be considered as an alternative to net earnings or diluted earnings per share as an indicator of the company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies. The total of the individual components do not equal diluted earnings per share excluding restructuring charges and income tax adjustments / credits due to rounding.

(2)EBITDA represents net earnings before financing costs,net, income tax expense, depreciation & amortization and minority interest. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Consolidated Statements of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Actuant has presented EBITDA because it regularly reviews this as a measure of the company's ability to incur and service debt. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.


    CONTACT: Actuant Corporation
             Karen Bauer
             Director, Investor Relations
             262-373-7462